UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
United Parks & Resorts Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

6240 Sea Harbor Drive
Orlando, Florida 32821
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 3, 2025
Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of United Parks & Resorts Inc. (“we”, “us”, “our” or the “Company”) will be held on September 3, 2025 at 9:00 a.m., Eastern Daylight Time. You can attend the Special Meeting online, vote your shares electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PRKS2025SM. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Special Meeting. The Special Meeting will be held for the following purposes:
1.
Proposal 1: To grant the Board of Directors of the Company the authority to approve and implement additional repurchases of shares of the Company’s common stock, subject to the qualification that the Company will not repurchase additional shares if Hill Path’s common stock ownership interest percentage would, as a result of any such repurchase, equal or exceed 70% (excluding Hill Path’s and its affiliates’ non-voting derivative positions) (the “Share Repurchase Proposal”).

The Share Repurchase Proposal requires approval by the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the record date, other than any such shares (all such shares, “Excluded Shares”) beneficially owned by Hill Path Capital LP, a Delaware limited partnership (“Hill Path”), an affiliate of Hill Path, or Nomura Global Financial Products Inc., as derivative counterparty to Hill Path or its affiliates. We refer to this as the “Disinterested Stockholder Approval.” The Excluded Shares will not be included in the numerator or denominator for purposes of determining whether the Disinterested Stockholder Approval has been obtained. We refer to the holders of shares of our common stock other than Hill Path and its affiliates as the “Disinterested Stockholders.”
Stockholders of record at the close of business on August 11, 2025 (“Qualified Stockholders”) are entitled to notice of, and to vote at, the Special Meeting. Each Qualified Stockholder is entitled to one vote for each share of common stock held at that time. A list of Qualified Stockholders will be open for examination by any stockholder for any purpose germane to the Special Meeting for a period of 10 days prior to the Special Meeting at our principal executive offices at 6240 Sea Harbor Drive, Orlando, Florida 32821, and electronically during the Special Meeting at www.virtualshareholdermeeting.com/PRKS2025SM when you enter your 16-Digit Control Number.
You have three options for submitting your vote before the Special Meeting:
•	the Internet, through computer or mobile device such as a tablet or smartphone;
•	telephone; or
•	mail.
Please vote as soon as possible to record your vote promptly, even if you plan to attend the Special Meeting via the Internet.
OUR BOARD RECOMMENDS A VOTE “FOR” THE SHARE REPURCHASE PROPOSAL.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on September 3, 2025: The Proxy Statement to Stockholders is available at www.proxyvote.com. In addition, a list of Qualified Stockholders entitled to vote at the Special Meeting will be available electronically during the Special Meeting at www.virtualshareholdermeeting.com/PRKS2025SM when you enter your 16-Digit Control Number.

By Order of the Board of Directors,

G. Anthony (Tony) Taylor Corporate Secretary

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSAL
The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposal to be voted on at the Special Meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, which you should read carefully and in their entirety. You may obtain supplemental information about the Company that is not incorporated by reference into this proxy under the section of this proxy statement entitled “Where You Can Find Additional Information.”
Q:	Why am I receiving this proxy statement?
A:
We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of United Parks & Resorts Inc. (the “Company”) of proxies to be voted at our Special Meeting of Stockholders to be held on September 3, 2025 (the “Special Meeting”), and at any postponements or adjournments of the Special Meeting. The Company has also retained D.F. King & Co. (“D.F. King”) to assist with the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement for out-of-pocket expenses. D.F. King, directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Special Meeting and vote your shares via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/PRKS2025SM.

Q:	When and where is the Special Meeting?
A:
The Special Meeting will be held on September 3, 2025 at 9:00 a.m., Eastern Daylight Time. You can attend the Special Meeting online, vote your shares electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PRKS2025SM. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Special Meeting.

Q:	What matters will be voted on at the Special Meeting?
A:	There is one proposal scheduled to be voted on at the Special Meeting:
•
Proposal No. 1: To grant the Board the authority to approve and implement additional repurchases of shares of the Company’s common stock, subject to the qualification that the Company will not repurchase additional shares if Hill Path’s common stock ownership interest percentage would, as a result of any such repurchase, equal or exceed 70% (excluding Hill Path’s and its affiliates’ non-voting derivative positions) (the “Share Repurchase Proposal”).

Subject to approval of the Share Repurchase Proposal by the Disinterested Stockholders, the Board has authorized a program to repurchase shares of the Company’s common stock for up to $500 million in the aggregate. If the Share Repurchase Proposal is approved by the Disinterested Stockholders, the Company does not intend to seek the Disinterested Stockholder Approval in connection with adoption by the Board of any future share repurchase programs, so long as such repurchases would not result in Hill Path’s common stock ownership interest percentage equaling or exceeding 70% (excluding Hill Path’s and its affiliates’ non-voting derivative positions).
Q:	Who is entitled to vote at the Special Meeting?
A:
Only holders of record of the Company’s common stock as of the close of business on August 11, 2025 (the “Record Date”) are entitled to receive these proxy materials and to vote their shares at the Special Meeting. Each share of common stock issued and outstanding as of the Record Date will be entitled to one vote on the matter submitted to a vote at the Special Meeting. Our directors and executive officers who are eligible to cast a vote, except for such directors and officers who are affiliates of Hill Path Capital LP, a Delaware limited partnership (“Hill Path”), have informed us that they intend to vote all of their shares of common stock “FOR” the Share Repurchase Proposal.

Q:	How do I attend the Special Meeting?
A:
We will be hosting the Special Meeting live via audio webcast. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/PRKS2025SM. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Special Meeting, you can vote at the Special Meeting. A summary of the information you need to attend the Special Meeting online is provided below:

•	instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/PRKS2025SM;
•	assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/PRKS2025SM on the day of the Special Meeting;
•	webcast starts at 9:00 a.m. Eastern Daylight Time;
•	stockholders may vote and submit questions while attending the Special Meeting via the Internet; and
•	you will need your 16-Digit Control Number to enter the Special Meeting.
Q:	Will I be able to participate in the online Special Meeting on the same basis I would be able to participate in a live special meeting?
A:
The online meeting format for the Special Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We believe that holding the Special Meeting online provides the opportunity for participation by a broader group of stockholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the online Special Meeting to ensure that our stockholders who attend our Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
Q:	How many shares are needed to constitute a quorum?
A:
The holders of record of a majority of the issued and outstanding shares of capital stock entitled to vote must be present virtually or represented by proxy to constitute a quorum for the Special Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” that are present and entitled to vote are also counted for purposes of determining a quorum. However, as described below under “What do I need to do now? How do I vote my shares of common stock?” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Q:	What vote of Company stockholders is required to approve the proposal?
A:
Approval of the Share Repurchase Proposal requires the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date, other than any such shares (all such shares, “Excluded Shares”) beneficially owned by Hill Path or an affiliate of Hill Path, or Nomura Global Financial Products Inc., as derivative counterparty to Hill Path or its affiliates. We refer to this as the “Disinterested Stockholder Approval.” The Excluded Shares will not be included in the numerator or denominator for purposes of determining whether the Disinterested Stockholder Approval has been obtained. We refer to the holders of shares of our common stock other than Hill Path and its affiliates as the “Disinterested Stockholders.”

An abstention as to the Share Repurchase Proposal, or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” such proposal.
Q:	Who will count the vote?
A:	Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.
Q:	How does the Board recommend that I vote?
A:	The Board recommends that the Company’s stockholders vote “FOR” the Share Repurchase Proposal.
For a discussion of the factors that the Board considered in determining to recommend in favor of the approval of the Share Repurchase Proposal, see the section of this proxy statement entitled “The Proposal—Reasons for the Proposal; Recommendation of the Board.”
Q:	How many shares of common stock may the Company’s directors and officers vote?
A:
As of the Record Date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 532,200 shares of common stock, or approximately 1% of the outstanding shares of common stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock “FOR” the Share Repurchase Proposal. However, because of the Disinterested Stockholder Approval requirement, only 446,657 shares of common stock held by directors and officers who are not affiliates of Hill Path will be taken into account in determining whether such condition has been satisfied.

Q:	How many shares of common stock must be voted in favor of the Share Repurchase Proposal for the proposal to be approved?
A:
As of August 11, 2025, there were 55,024,612 shares of our common stock outstanding and 23,312,332 shares of common stock outstanding held by the Disinterested Stockholders (assuming all shares subject to non-voting derivative arrangements between Hill Path or its affiliates and Nomura Global Financial Products Inc. are Excluded Shares). Therefore, for the Share Repurchase Proposal to be approved, at least 11,656,167 shares of common stock held by the Disinterested Stockholders must be voted in favor of the Share Repurchase Proposal in order for the proposal to be approved.

Q:	What do I need to do now? How do I vote my shares of common stock?
A:
We urge you to read this entire proxy statement carefully, including its annexes, and to consider how the Share Repurchase Proposal affects you. Your vote is important, regardless of the number of shares of common stock you own.

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:
•
By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the Share Repurchase Proposal.

We encourage you to vote by proxy even if you plan on attending the Special Meeting.
A failure to vote or an abstention will have the same effect as a vote “AGAINST” the approval of the Share Repurchase Proposal.
Shares of Common Stock Held in “Street Name”
If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Share Repurchase Proposal.
Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time on September 2, 2025 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than September 2, 2025.
Q:	Can I revoke my proxy?
A:
Yes. You may change your vote and revoke your proxy at any time prior to the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821 prior to your shares being voted, or by attending the Special Meeting via the Internet and voting. Attendance at the meeting via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Special Meeting via the Internet and voting.

Q:	What happens if I do not vote or if I abstain from voting on the proposal?
A:
The requisite number of shares to approve the Share Repurchase Proposal is based on the Disinterested Stockholder Approval. As of the Record Date, there were 23,312,332 shares of common stock outstanding held by the Disinterested Stockholders. Therefore, for the Share Repurchase Proposal to be approved, at least 11,656,167 shares of common stock held by the Disinterested Stockholders must be voted in favor of the Share Repurchase Proposal.

If you abstain from voting on the Share Repurchase Proposal or if you do not return your proxy card or otherwise fail to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have the same effect as a vote against the Share Repurchase Proposal.
Q:	Will my shares of common stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your broker, bank, or other nominee) than any shares of common stock you hold of record, any shares of common stock held in “street name” will not be combined for voting purposes with shares of common stock held of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:	What does it mean if I get more than one proxy card or voting instruction card?
A:
If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of common stock are voted.

Q:	What is householding and how does it affect me?
A:
The Securities and Exchange Commission (“SEC”) permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about the Company?
A:	You can find more information about the Company from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”
Q:	Who will solicit and pay the costs of soliciting proxies?
A:
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) virtually or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained D.F. King to assist with the solicitation of proxies.

Q:	Who can help answer my other questions?
A:
If you have more questions about the Share Repurchase Proposal or any of the other matters set forth in this proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact D.F. King, which is acting as the proxy solicitation agent and information agent for the Company in connection with the Special Meeting. The Company’s stockholders can contact D.F. King, as to banks and brokers, collect 212-651-9295 and, as to stockholders and all others, toll-free at (888) 628-8208.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on September 3, 2025 at 9:00 a.m., Eastern Daylight Time, and at any postponements or adjournments of the Special Meeting. You are invited to attend the Special Meeting and vote your shares via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/PRKS2025SM.
For information regarding attending the Special Meeting, see “The Special Meeting — Voting; Proxies; Revocation—Attendance.”
Purposes of the Special Meeting
At the Special Meeting, the Company’s stockholders will be asked to consider and approve the Share Repurchase Proposal. The Share Repurchase Proposal requires the Disinterested Stockholder Approval in order to be approved.
No matters other than the Share Repurchase Proposal will be brought before the Special Meeting.
This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about September 3, 2025.
Record Date, Notice and Quorum
The holders of record of common stock as of the close of business on August 11, 2025, the Record Date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. As of the close of business on the Record Date, 55,024,612 shares of common stock were outstanding and entitled to vote at the Special Meeting.
The presence at the Special Meeting, virtually or represented by proxy, of the holders of at least a majority of the shares of common stock entitled to be cast on any matter to be acted on at the Special Meeting will constitute a quorum for purposes of the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a new Record Date is set for an adjourned Special Meeting, a new quorum will have to be established. Proxies received, but marked as abstentions, will be included in the calculation of the number of shares considered to be present at the Special Meeting.
Required Vote
Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote on the proposal to be considered at the Special Meeting.
Approval of the Share Repurchase Proposal requires the Disinterested Stockholder Approval. An abstention as to the Share Repurchase Proposal or as failure to return your proxy card or otherwise vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote against the Share Repurchase Proposal.
Stock Ownership and Interests of Certain Persons
Voting by the Company’s Directors and Executive Officers
As of the close of business on the Record Date, directors and executive officers of the Company were entitled to vote approximately 532,200 shares of common stock, or approximately 1% of the shares of common stock issued and outstanding on that date and entitled to vote at the Special Meeting. However, because of the Disinterested Stockholder Approval requirement, only 446,657 shares of common stock held by directors and officers of the Company (those held by directors and officers who are not affiliates of Hill Path) will be applicable to the required vote.

Voting; Proxies; Revocation
Attendance
All holders of shares of common stock as of the close of business on the Record Date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the Special Meeting.
Voting Online
Stockholders of record will be able to vote at the Special Meeting. We will be hosting the Special Meeting live via audio webcast. Any stockholder can attend the Special Meeting live online at www.virtualshareholder meeting.com/PRKS2025SM. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Special Meeting, you can vote at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Share Repurchase Proposal.
Providing Voting Instructions by Proxy
If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:
•
By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the Share Repurchase Proposal.
We encourage you to vote by proxy even if you plan on attending the Special Meeting.
A failure to vote or an abstention will have the same effect as a vote “AGAINST” the approval of the Share Repurchase Proposal.
Shares of Common Stock Held in “Street Name”
If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Share Repurchase Proposal.
Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time on September 2, 2025 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than September 2, 2025.
Revocation of Proxies
You may change your vote and revoke your proxy at any time prior to the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate

Secretary at United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821 prior to your shares being voted, or by attending the Special Meeting via the Internet and voting. Attendance at the meeting via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Special Meeting via the Internet and voting.
Abstentions
An abstention occurs when a stockholder attends the Special Meeting, either via the Internet or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the Special Meeting for purposes of determining whether a quorum has been achieved.
Because of the Disinterested Stockholder Approval requirement, abstaining from voting will have the same effect as a vote against the Share Repurchase Proposal.
Solicitation of Proxies
The Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. The Company has retained D.F. King, a proxy solicitation firm, to assist the Board in the solicitation of proxies for the Special Meeting, and we expect to pay D.F. King approximately $20,000, plus reimbursement of reasonable and documented out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by D.F. King or, without additional compensation, by certain of the Company’s directors, officers and employees.
Adjournments and Postponements
The Chairman of the Special Meeting or the holders of a majority of shares of common stock present or represented by proxy at the Special Meeting, whether or not constituting a quorum, may adjourn the Special Meeting.
Other Information
You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card.

THE PROPOSAL
Proposal 1: The Share Repurchase Proposal
The Company is proposing to grant the Board the authority to approve and implement additional repurchases of shares of the Company’s common stock, subject to the qualification that the Company will not repurchase additional shares if Hill Path’s common stock ownership interest percentage would, as a result of any such repurchase, equal or exceed 70% (excluding Hill Path’s and its affiliates’ existing non-voting derivative positions). Implementation of such program, if approved, including the timing, amount and other parameters thereof, will be determined by the Company from time to time.
Approval of the Share Repurchase Proposal requires the Disinterested Stockholder Approval. Subject to approval of the Share Repurchase Proposal by the Disinterested Stockholders, the Board has authorized a program to repurchase shares of the Company’s common stock for up to $500 million in the aggregate. If the Share Repurchase Proposal is approved by the Disinterested Stockholders, the Company does not intend to seek the Disinterested Stockholder Approval in connection with adoption by the Board of any future share repurchase, so long as such repurchases do not result in Hill Path’s common stock ownership interest percentage equaling or exceeding 70% (excluding Hill Path’s and its affiliates’ existing, non-voting derivative positions).
Background of the Proposal
As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and the Company’s senior management periodically review, consider, and assess the Company’s capabilities, operations, financial performance, business plans and prospects, as well as overall industry conditions, opportunities and risks for the Company as they may affect those strategic goals and plans. This review includes, among other matters, the consideration of potential opportunities for business combinations, uses of cash, capital allocation strategies, acquisitions, divestitures, strategic partnerships, and other financial and strategic alternatives. As part of this ongoing process, the Board takes into account the views and feedback of the Company’s investors received from time to time, including with respect to share repurchases.
The Company has historically authorized open-market share repurchases from time-to-time when it has believed the Company’s shares were undervalued by the market and the returns that could be achieved from such purchases were attractive. From 2022 through 2024, the Board considered the impact that additional share repurchases would have on Hill Path’s share ownership percentage if Hill Path did not participate in such repurchases, and the potential governance implications resulting therefrom. On September 18, 2023, the Board formed a special committee (the “Prior Special Committee”) to consider whether to recommend additional share repurchases to the Board, and if so, under what conditions.
Following extensive discussions and negotiations among the Prior Special Committee, the Board, Hill Path and their respective representatives, the Prior Special Committee recommended to the Board that it adopt and approve (i) a February 27, 2024 amendment (the “Amendment”) to the Stockholders Agreement, dated May 17, 2019, by and between Hill Path and the Company (the “Stockholders Agreement”); and (ii) authorization of a new $500.0 million share repurchase program of the Company’s common stock, subject to the qualification that the Company would not repurchase additional shares if Hill Path’s common stock ownership interest percentage would, as a result of any such repurchase, equal or exceed 50% (excluding Hill Path’s and its affiliates’ non-voting derivative positions) (the “2024 Share Repurchase Authorization”), in each case subject to the approval by the holders of a majority of shares of the Company’s common stock, other than any such shares owned by Hill Path or an affiliate of Hill Path (including James. P. Chambers who, for purpose of the Amendment and the Stockholders Agreement, would be deemed to be an affiliate of Hill Path) or Nomura Global Financial Products Inc., as derivative counterparty to Hill Path or its affiliates. The Board adopted and approved the Amendment and the 2024 Share Repurchase Authorization and directed that they be submitted to the Company’s Disinterested Stockholders for approval. The Company proceeded to hold a special meeting of its stockholders on March 25, 2024 (the “2024 Special Meeting”).
At the 2024 Special Meeting, the Company submitted two proposals: first, adoption and approval of the Amendment (the “2024 Amendment Proposal”); and second, the 2024 Share Repurchase Authorization (the “2024 Share Repurchase Proposal”, together with the 2024 Amendment Proposal, the “2024 Special Meeting Proposals”). Approval of the 2024 Amendment Proposal was conditioned upon approval of the 2024 Share Repurchase Proposal, and vice versa.

The Amendment provides, among other things, that for most matters put to a stockholder vote (including director elections, acquisition transactions and other routine matters), Hill Path may only vote its shares in excess of 24.9% of the Company’s outstanding voting shares solely in the same proportion as the votes of the Company’s outstanding voting shares not owned or controlled by Hill Path. Previously, Hill Path could vote its shares in excess of 24.9% of the Company’s outstanding voting shares either (i) affirmatively in favor of the Board’s recommendation (or, in the case of director elections, in favor of each person nominated by the Board or the Nominating and Corporate Governance Committee) or (ii) in the same proportion as the shares not owned or controlled by Hill Path. The Amendment further provides that any take private transaction, sale or merger of the Company proposed by Hill Path or directors affiliated with Hill Path will require both (a) approval by a special committee of directors independent of Hill Path and its affiliates and (b) the Disinterested Stockholder Approval. Any waiver by the Company under, or amendment to, the Amendment requires the approval of a majority of the directors that are independent of Hill Path and its affiliates.
Both of the 2024 Special Meeting Proposals were approved at the 2024 Special Meeting.
Following such approval, the Company began repurchasing shares of common stock in accordance with the 2024 Share Repurchase Authorization. As of June 30, 2025, the Company had repurchased common stock of the Company pursuant to the 2024 Share Repurchase Authorization with an aggregate value totaling approximately $467.4 million, leaving approximately $32.6 million remaining under the 2024 Share Repurchase Authorization. Any additional share repurchases by the Company, to the extent Hill Path did not participate therein, would result in Hill Path’s ownership stake in the Company potentially exceeding 49.9%, the limit established by the 2024 Share Repurchase Authorization.
On June 16, 2025, Sidley Austin LLP (“Sidley Austin”), legal counsel to Hill Path, sent a communication to the Board on behalf of Hill Path encouraging the Company to authorize a new share repurchase program and repurchase shares in accordance with such program. The communication also stated that Hill Path supported the formation of a special committee of the Board to determine whether to proceed with such a program, and subsequent approval of the Disinterested Stockholders if the Special Committee determined necessary or appropriate.
On June 23, 2025, Sidley Austin further communicated to the Board that Hill Path would not consider any changes to the Stockholders Agreement or make any other concessions in connection with future share repurchases, and that while Hill Path did not believe approval by the Disinterested Stockholders was required, Hill Path would support seeking such approval if the special committee determines it to be necessary and appropriate.
On June 23, 2025, representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), prospective legal counsel to the Special Committee (as defined below), conducted one-on-one interviews with certain members of the Board to determine the independence of such members from Hill Path and its affiliates.
On June 24, 2025, the Board adopted a unanimous written consent forming a special committee (the “Special Committee”) to evaluate Hill Path’s request for the Company to implement additional share repurchases. The Special Committee consisted of Mr. Timothy Hartnett as Chair, Mr. William Gray, Mr. Nathaniel Lipman, Mr. Yoshikazu Maruyama, Mr. Thomas Moloney and Ms. Neha Jogani Narang.
On June 26, July 9, July 17 and July 24, the Special Committee held meetings to discuss the proposal for additional share repurchases and the various risks associated therewith, including the resulting increase in Hill Path’s ownership percentage. The Special Committee engaged Wachtell Lipton as its legal advisor and Centerview Partners LLC (“Centerview”) as its financial advisor, each of whom attended each meeting (other than the June 26 meeting, which Centerview did not attend), to advise the Special Committee on the legal and financial implications of its options. During these discussions, the Special Committee focused on Hill Path’s current ownership percentage—at the time, approximately 49.5% of the Company’s outstanding shares (without taking into account Hill Path’s existing non-voting derivative positions) and an economic ownership percentage of approximately 57.5% (inclusive of Hill Path’s existing non-voting derivative positions). The Special Committee also took into account the fact that it was informed by Hill Path that to the extent the derivative counterparty holds any underlying Company common stock, Hill Path does not have the ability to direct the voting with respect to any such shares. The Special Committee considered the benefits and drawbacks, including the practicability, of certain alternative allocations of the Company’s capital instead of a share repurchase. The Special Committee also evaluated the effectiveness of the Company’s prior share repurchase programs, considered the impact of a reduced public float of the Company’s common stock and trading liquidity, and discussed whether to request any further amendments to the Stockholders Agreement. The Special Committee also considered the fact that from time to time certain non-Hill Path stockholders have requested that the Company undertake additional share repurchases and questioned why the Company had not done so in recent months.
Ultimately, the Special Committee decided that it was advisable and in the interests of the Company and its stockholders (other than Hill Path and its affiliates) to pursue additional share repurchases, subject to approval by the Disinterested Stockholders consistent with the requirements for the 2024 Special Meeting Proposals.
At the conclusion of the July 24, 2025 meeting, the Special Committee recommended to the Board that (i) it consider authorizing an additional share repurchase program, subject to the qualification that the Company will not repurchase additional shares if Hill Path’s common stock ownership interest percentage would, as a result of any such repurchase, equal or exceed 70%, subject to obtaining the Disinterested Stockholder Approval (the “Proposed Share Repurchase Authorization”), and (ii) the Proposed Share Repurchase Authorization be submitted to the Company’s stockholders entitled to vote on the matter at a special meeting of such stockholders for approval of the proposal by the Disinterested Stockholders (collectively, the “Special Committee Recommendation”).
On August 1 and August 4, 2025, the Board met to discuss the Special Committee Recommendation. Members of Company management and Wachtell Lipton were in attendance. Members of Company management referred to materials prepared for the Board regarding potential uses of the Company’s cash. After discussion with the Board, including referring to requests by several non-Hill Path stockholders that the Company undertake additional share repurchases, members of Company management advised that the Proposed Share Repurchase Authorization, assuming receipt of the Disinterested Stockholder Approval, would not materially impair the Company’s liquidity position, solvency or surplus and that the Proposed Share Repurchase Authorization was a comparatively valuable use of cash relative to other potential uses. It was also noted that the repurchase program would not be implemented all in one tranche so that if circumstances changed, the program could be halted or modified. After additional discussion of the Special Committee Recommendation, the Board (i) approved and declared advisable the Proposed Share Repurchase Authorization, (ii) determined that the Proposed Share Repurchase Authorization is fair to, advisable and in the best interests of, the Company and the Disinterested Stockholders, (iii) adopted and approved the Proposed Share Repurchase Authorization, subject to obtaining the Disinterested Stockholder Approval, (iv) directed that the Proposed Share Repurchase Authorization be submitted to the Company’s stockholders for approval by the Disinterested Stockholders, and (v) recommended that the Company’s Disinterested Stockholders approve the Proposed Share Repurchase Authorization. Subject to approval of the Share Repurchase Proposal by the Disinterested Stockholders, the Board authorized a program to repurchase shares of the Company’s common stock for up to $500 million in the aggregate.
Reasons for the Proposal; Recommendation of the Board
The Board, based in part on the recommendation of the Special Committee (which was assisted by its legal and financial advisors), evaluated the Proposed Share Repurchase Authorization and, on August 4, 2025, determined that the Proposed Share Repurchase Authorization is fair to, advisable and in the best interests of, the Company and the Disinterested Stockholders, adopted and approved the Proposed Share Repurchase Authorization, subject to obtaining the Disinterested Stockholder Approval, directed that the Proposed Share Repurchase Authorization be submitted to the Company’s stockholders for approval by the Disinterested Stockholders, and recommended that the Disinterested Stockholders approve and adopt the Share Repurchase Proposal.
Reasons for Recommending the Share Repurchase Proposal: In the course of making its recommendation in support of the Share Repurchase Proposal, the Board, based in part on the work of the Special Committee, considered a range of factors, including those below (which are not necessarily in order of relative importance), each of which the Board believed supported its decision:
•
the Board’s assessment of the Company’s business, assets, liquidity forecasts, current and projected financial performance and condition, earnings, potential opportunities for business combinations, uses of cash, capital allocation strategies, acquisitions, divestitures, strategic partnerships, and other financial and strategic alternatives that might be available to the Company now or in the future;

•
the fact that the Board is not recommending implementation of a specific share repurchase transaction at this time (though, subject to approval of the Share Repurchase Proposal, the Board has authorized a program to repurchase shares of the Company’s common stock for up to $500 million in the aggregate), but instead recommending that the Board be given the flexibility to undertake share repurchases in the future up to such amount so as to ensure that Hill Path’s common stock ownership interest percentage does not equal or exceed 70% (excluding its non-voting derivative positions);
•
the fact that additional share repurchases would provide stockholders with enhanced flexibility relative to a dividend or other form of distribution, allowing stockholders to choose whether to participate in the share repurchase or maintain a position in the Company’s stock, recognizing that the Company may determine in the future to approve dividends based on the then-applicable facts and circumstances;

•	the Board’s view that the Company’s common stock is undervalued, making a share repurchase an attractive opportunity to deploy capital and return cash to the Company’s stockholders;
•	the fact that additional share repurchases represent a tax-advantaged form of distribution of cash to the Company’s stockholders relative to a pro rata dividend or other capital allocation strategy;
•	the Board’s view that the size of the contemplated share repurchase was not likely to meaningfully impact the trading volume of, or liquidity with respect to, the Company’s common stock; and
•	the fact that the existing Stockholders Agreement takes into account the Amendment, which provides significant certain protections for the Disinterested Stockholders.
In addition, the Board, based on the work of the Special Committee, also weighed the advantages and benefits against a variety of risks and other potentially negative factors (which are not necessarily in order of relative importance), including the following that would be applicable if the Board implements additional share repurchases:
•
the fact that additional share repurchases will reduce the number of outstanding shares of Company common stock and the risk that the reduced “float” could negatively impact the trading volume of, and liquidity in, the Company’s common stock and could negatively impact the trading value of the Company’s common stock;

•
the risk that due to Hill Path’s obligation under the current terms of the Stockholders Agreement to vote its shares in excess of 24.9% of the total outstanding common stock of the Company in proportion to the vote of the Disinterested Stockholders, each minority stockholder exercises voting power in excess of its ownership percentage interest in the Company and that due to the reduced “float” and absent changed circumstances, a relatively small percentage of non-Hill Path affiliated stockholders could determine the outcome of a matter submitted to the stockholders for approval;

•
the risk that using the Company’s cash to conduct additional share repurchases might divert Company resources away from other higher-return investment opportunities arising in the future or reduce the cash available to address unexpected circumstances that might arise in the future; and

•
the risk of Hill Path obtaining additional influence and control over the Company (through voting or otherwise) relative to the Disinterested Stockholders as a result of additional share repurchases undertaken following approval of the Share Repurchase Proposal that will have the effect of increasing Hill Path’s economic ownership percentage above 50%.

The Board also considered the fact that the existing license agreement between the Company and Sesame Workshop contains a “change of control” provision. We do not believe additional share repurchases constitutes or would result in a “change of control” under the terms of this agreement. However, if a “change of control” is ultimately determined to have occurred under the agreement, Sesame Workshop would be entitled to either (i) terminate the license agreement upon notice, which would require the Company to de-brand relevant parks and lands and could have an impact on operations and financial results, or (ii) consent to the change of control, which may require payment from the Company of a consent fee equal to $10 million. Please see our Annual Report on Form 10-K for a discussion about existing disputes with Sesame Workshop.
Recommendation of the Board: After considering all of the foregoing factors, the Board, based in part on the work of the Special Committee, concluded that overall, the potentially beneficial factors relating to the Share Repurchase Proposal, outweighed the risks and potentially negative factors associated with the Share Repurchase Proposal.

The foregoing discussion of the information and factors considered by the Special Committee and the Board is not exhaustive, but is intended to reflect the material factors considered by the Special Committee and Board in their consideration of the Share Repurchase Proposal. In view of the complexity and the large number of factors considered, neither the Special Committee nor the Board, individually and collectively, quantified or assigned any relative or specific weight to the various factors. Rather, the Special Committee and the Board based the recommendation on the totality of the information presented and considered. In addition, individual directors may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the Special Committee and the Board is forward-looking in nature. This information should be read in light of the factors described under the caption “Special Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K.
THE BOARD RECOMMENDS A VOTE “FOR” THE SHARE REPURCHASE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of August 11, 2025 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
As of August 11, 2025, there were 55,024,612 shares of our common stock outstanding. Also, as of such date, there were 23,312,332 shares of common stock outstanding that are held by Disinterested Stockholders. Therefore, for the Share Repurchase Proposal to be approved, at least 11,656,167 shares of common stock not held by Hill Path or its affiliates must be voted in favor of the Share Repurchase Proposal.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%:
Hill Path Capital LP(1)	27,205,306	49.4%
Nomura Holdings, Inc.(2)	4,480,809	8.1%
Directors and Named Executive Officers:
Marc G. Swanson(3)(5)	198,989	*
James (Jim) Mikolaichik(3)(4)	34,000	*
James (Jim) W. Forrester Jr.(3)(4)(5)	9,447	*
Christopher (Chris) Finazzo(3)(4)(5)(7)	79,006	*
Byron Surrett(3)(4)(5)	8,407	*
James Chambers(6)	24,219	*
William Gray(6)	49,945	*
Timothy Hartnett(6)	10,903	*
Nathaniel Lipman(6)	—	*
Yoshikazu Maruyama(6)	1,000	*
Thomas Moloney(6)(8)	34,753	*
Neha Jogani Narang(6)	5,374	*
Scott Ross(6)	61,270	*
Kimberly Schaefer(6)	117	*
Aayushi Dalal(6)	54	*
All current directors and executive officers as a group (18 persons)(3)(4)(5)(6)(7)(8)(9)	677,815	1.2%

*	Less than 1%.
(1)
Information regarding Hill Path is based solely on a Schedule 13D filed by Hill Path with the SEC on July 2, 2025. Hill Path owns 27,205,306 shares of our common stock and certain affiliated entities as follows: 5,885,065 shares of our common stock held by Hill Path Capital Partners LP (“Hill Path Capital”); 176,201 shares of our common stock held by Hill Path Capital Co-Investment Partners LP (“Hill Path Co-Investment”); 1,334,162 shares of our common stock held by Hill Path Capital Partners-H LP (“Hill Path H”); 6,109,961 shares of our common stock held by Hill Path Capital Partners Co-Investment E LP (“Hill Path E”); 402,017 shares of our common stock held by Hill Path Capital Partners Co-Investment E2 LP (“Hill Path E2”); 83,900 shares of our common stock held by Hill Path Capital Partners Co-Investment S LP (“Hill Path S”); 10,518,006 shares of our common stock held by HEP Fund LP (“HEP Fund”); and 2,695,994 shares of our common stock held by HM Fund LP (“HM Fund”). Hill Path Capital Partners GP LLC (“Hill Path GP”) is the general partner of each of Hill Path Capital, Hill Path Co-Investment and Hill Path H. Hill Path Capital Partners E GP LLC (“Hill Path E GP”) is the general partner of each of Hill Path E and Hill Path E2. Hill Path Capital Partners S GP LLC

(“Hill Path S GP”) is the general partner of Hill Path S. HE GP LLC (“HE GP”) is the general partner of HEP Fund. HM GP LLC (“HM GP”) is the general partner of HM Fund. Hill Path Investment Holdings LLC (“Hill Path Investment Holdings”) is the managing member of each of Hill Path GP, Hill Path E GP, Hill Path S GP, HE GP and HM GP. Hill Path is the investment manager of each of Hill Path Capital, Hill Path Co-Investment, Hill Path H, Hill Path E, Hill Path E2, Hill Path S, HEP Fund and HM Fund. Hill Path Holdings LLC (“Hill Path Holdings”) is the general partner of Hill Path. Scott Ross is the managing partner of each of Hill Path Investment Holdings, Hill Path and Hill Path Holdings.
Amount reported in the table above excludes 61,270 shares of our common stock and 24,297 DSUs held directly by Mr. Ross.
Mr. Ross disclaims beneficial ownership of the shares beneficially owned by the Hill Path entities except to the extent of his pecuniary interest therein.
The address of the Hill Path entities and Mr. Ross is 150 East 58th Street, 33rd Floor, New York, New York 10155.
(2)
Information regarding Nomura Holdings, Inc (“Nomura”) is based solely on a Schedule 13F-HR filed by Nomura with the SEC on August 14, 2025. Includes 4,480,809 shares beneficially owned by Nomura Global Financial Products, Inc. (“NGFP”). NGFP is a wholly owned subsidiary of Nomura, which accordingly may be deemed to beneficially own the shares beneficially owned by NGFP. The address of Nomura is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. The address of NGFP is Worldwide Plaza, 309 West 49th Street, New York, NY 10019.

(3)
Does not include performance vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Swanson, 49,102 PSUs; Mr. Mikolaichik, 36,984 PSUs; Mr. Forrester, 15,174 PSUs; Mr. Finazzo, 21,823 PSUs; Mr. Surrett, 16,092 PSUs; and other officers, 49,266 PSUs.

(4)
Does not include time vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Mikolaichik, 42,267 RSUs; Mr. Forrester, 5,618 RSUs; Mr. Finazzo, 87,819 RSUs; Mr. Surrett, 16,657 RSUs; and other officers, 15,471 RSUs.

(5)
Includes shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after August 11, 2025, as follows: Mr. Swanson, 30,810 shares; Mr. Forrester, 6,236 shares; Mr. Finazzo, 47,049 shares; Mr. Surrett, 6,008 shares; and other officers, 49,457 shares.

(6)
Does not include DSUs granted to directors for the equity portion of their annual or quarterly compensation as follows: Mr. Chambers, 24,821 DSUs; Ms. Dalal, 54 DSUs; Mr. Gray, 16,261 DSUs; Mr. Hartnett, 55,522 DSUs; Mr. Lipman, 13,800 DSUs; Mr. Maruyama, 46,741 DSUs; Mr. Moloney, 40,267 DSUs; Ms. Narang, 42,381 DSUs; Mr. Ross, 24,297 DSUs; and Ms. Schaefer, 35,387 DSUs.

(7)	Includes 12,291 RSUs granted to Mr. Finazzo which will convert to stock on or within 60 days after August 11, 2025.
(8)	Consists of (i) 6,000 shares of common stock held jointly by Mr. Moloney and his spouse and (ii) 28,753 shares of common stock held individually by Mr. Moloney.
(9)	Represents ownership by all current directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting G. Anthony (Tony) Taylor, 6240 Sea Harbor Drive, Orlando, Florida 32821, (407) 226-5011.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the Internet website maintained by the SEC at www.sec.gov. The Company also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished under Section 13(a) or 15(d) of the Securities Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s Internet website address is www.unitedparks.com. The information located on, or hyperlinked or otherwise connected to, the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, United Parks & Resorts Inc., 6240 Sea Harbor Drive, Orlando, FL 32821. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2025 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 31, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2026, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2026, such a proposal must be received on or after February 13, 2026, but not later than March 15, 2026. Any notice of director nomination must include the additional information required by Rule 14a-19(b) under the Exchange Act. In the event that the date of the Annual Meeting of Stockholders to be held in 2026 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2026 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2026 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2026 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

OTHER BUSINESS
No other matters will be brought before the Special Meeting.
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.unitedparks.com) and click on “SEC Filings” under the “Investor Relations” heading.
Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Corporate Secretary
United Parks & Resorts Inc.
6240 Sea Harbor Drive
Orlando, Florida 32821

UNITED PARKS & RESORTS

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the above web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/PRKS2025SM**

You may attend the Meeting via Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78685-TBD

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**UNITED PARKS & RESORTS INC.**

**The Board of Directors recommends you vote FOR proposal 1.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V78686-TBD

## UNITED PARKS & RESORTS INC.
## Special Meeting of Stockholders
## September 3, 2025 9:00 A.M., EDT
## This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc G. Swanson and G. Anthony (Tony) Taylor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNITED PARKS & RESORTS INC. held of record by the stockholder(s) at the close of business on September 3, 2025 that the stockholder(s) is/are entitled to vote if personally present on all other matters properly coming before the Special Meeting of Stockholders to be held at 9:00 A.M., EDT on September 3, 2025, at www.virtualshareholdermeeting.com/PRKS2025SM, and any adjournment or postponement thereof. The stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The stockholder(s) hereby revoke(s) all proxies heretofore given by the stockholder(s) to vote at the Special Meeting and any adjournment or postponements thereof.

**If you just sign and submit your proxy card without voting instructions, these shares will be voted "FOR" Proposal 1 as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.**

**This proxy, when properly executed, will be voted in the manner directed herein. If the proxy is signed and no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**